Exhibit 10.1

DEBT-FOR-EQUITY EXCHANGE AGREEMENT

This DEBT-FOR-EQUITY EXCHANGE AGREEMENT (this “Agreement”), dated as of January 30, 2023 (the “Effective Date”) is made by and between Motorsport Games Inc., a Delaware corporation (the “Company”), and Motorsport Network, LLC, a Florida limited liability company (“MSN”).

RECITALS

A. The Company and MSN is executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and/or Rule 506(b) of Regulation D (“Regulation D”) as promulgated by the United States Securities and Exchange Commission (the “SEC”) under the Securities Act.

B. MSN is the record holder of a promissory note, dated April 1, 2020, as amended on November 23, 2020, that provides the Company with a line of credit of up to $12 million at an interest rate of 10% per annum (the “Line of Credit”).

C. The Company desires to issue shares of its Class A common stock, $0.0001 par value per share (the “Class A Common Stock”), to MSN in exchange for satisfaction in full of the obligations relating to a portion of the outstanding debt (including the principal and not yet paid interest thereon) under the Line of Credit equal to $1,000,000 (the “Discharged Debt”).

D. MSN beneficially owns approximately 51.51% of the Class A Common Stock (1 vote per share voting rights) and 100% of Class B common stock, par value $0.0001 per share, of the Company (10 votes per share voting rights) (“Class B Common Stock”) and, accordingly, holds the largest ownership position in the Company and 92.35% of the combined voting power of combined Class A Common Stock and Class B Common Stock; upon consummation of the transactions contemplated under this Agreement, because MSN will continue to hold more than 20% of the outstanding Class A Common Stock, holding the largest ownership position in the Company and voting control of the Company, no new control position will be created as a result of the transactions contemplated under this Agreement that would require stockholder approval under Listing Rule 5635(b) of the Nasdaq Stock Market.

AGREEMENT

NOW, THEREFORE, in consideration of the mutual covenants contained in this Agreement, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Company and MSN agree as follows:

1. Exchange.

1.1. Exchange Commitments. Subject to the terms and conditions of this Agreement, on the Closing Date (as hereinafter defined), (a) the Company will issue to MSN the aggregate number of shares of Class A Common Stock equal to the Discharged Debt divided by the lower of: (i) the Nasdaq official closing price (as reflected on Nasdaq.com) of the Class A Common Stock immediately preceding the signing of this Agreement, or (ii) the average Nasdaq official closing price of the Class A Common Stock (as reflected on Nasdaq.com) for the five trading days immediately preceding the signing of this Agreement (the “Acquired Shares”), and, in exchange, MSN will release the Company from any obligations with respect to the Discharged Debt evidencing payment and satisfaction in full of the Discharged Debt for the receipt of the Acquired Shares. The actions described in subparts (a) and (b), collectively, are referred to as the “Exchange”.

1.2. Effect of Exchange. Upon the Closing, the Discharged Debt will represent solely the right to receive the Acquired Shares. Except for obligations created under this Agreement, by accepting this Agreement, MSN forever releases relieves and discharges the Company and the Company’s past, present and future affiliates, subsidiaries, predecessors, successors, assigns, attorneys, employees, directors, officers, stockholders, agents, and representatives, from any and all claims, demands, actions, cause or causes of action, suits, debts, sums of money, controversies, damages, obligations, breaches and liabilities of every kind and nature, whether known or unknown, in law, equity or otherwise, that have existed or may exist as of the date of this Agreement relating to the Discharged Debt and all matters and agreements in connection therewith and related thereto.

1.3. Closing. The completion of the Exchange (the “Closing”) will take place at 12:00 p.m., Eastern Standard Time, on January 30, 2023 or as soon as practicable thereafter (the “Closing Date”). The Closing will take place remotely via the delivery and exchange of documents and signatures.

2. Representations and Warranties of the Company. The Company hereby represents and warrants to MSN as of the Effective Date and as of the Closing Date as follows:

2.1. Organization. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to carry on its business as now conducted and as proposed to be conducted.

2.2. Authorization; Enforcement. The Company has all requisite corporate power and authority to enter into and to perform its obligations under this Agreement, to consummate the transactions contemplated hereby and to issue the Acquired Shares in accordance with the terms hereof; the execution, delivery and performance of this Agreement by the Company and the consummation of the transactions contemplated hereby (including without limitation the issuance and delivery of the Acquired Shares) have been duly authorized by the Company’s board of directors and no further consent or authorization of the Company, its board of directors or its stockholders is required.

2.3. Issuance of Acquired Shares. The Acquired Shares will, upon issuance pursuant to the terms hereof, be duly and validly issued, fully paid and nonassessable and will be free from any liens or encumbrances created by the Company (except as provided in this Agreement with respect to federal and applicable state securities laws). Based in part upon the representations of MSN in Section 3 of this Agreement, the Acquired Shares, when issued and delivered pursuant to this Agreement, will be issued in compliance with federal and all applicable state securities laws. Subject in part to the truth and accuracy of MSN’s representations set forth in Section 3 of this Agreement, the offer, sale and issuance of the Acquired Shares as contemplated by this Agreement are exempt from the registration requirements of the Securities Act, and neither the Company nor any authorized agent acting on its behalf has taken or will take any action hereafter that would cause the loss of such exemption.

2.4. No Conflicts; No Violation.

2.4.1 The execution, delivery and performance of this Agreement by the Company, and the consummation by the Company of the transactions contemplated hereby (including, without limitation, the issuance of the Acquired Shares) do not conflict with or result in a violation of any provision of the Company’s certificate of incorporation or bylaws.

2.4.2 Except as specifically contemplated by this Agreement and as required under the Securities Act and any applicable state securities laws or any listing agreement with any securities exchange or automated quotation system, the Company is not required to obtain any consent, authorization or order of (other than those obtained on or prior to the date hereof), or make any filing or registration with, any court or governmental agency or any regulatory or self-regulatory agency in order for it to execute, deliver or perform any of its obligations under this Agreement in accordance with the terms hereof, or to issue the Acquired Shares in accordance with the terms hereof.

3. Representations and Warranties of MSN. MSN hereby represents and warrants to the Company as of the Effective Date and as of the Closing Date as follows:

3.1. Complete Ownership. MSN is the sole record and beneficial owner of the Discharged Debt, free and clear of any and all liens.

3.2. Organization. MSN is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Florida and has all requisite limited liability company power and authority to carry on its business as now conducted and as proposed to be conducted.

3.3. Authorization; Enforcement. MSN has all requisite limited liability company power and authority to enter into and to perform its obligations under this Agreement, to consummate the transactions contemplated hereby and to tender the Discharged Debt and acquire the Acquired Shares in accordance with the terms hereof; the execution, delivery and performance of this Agreement by MSN and the consummation by it of the transactions contemplated hereby have been duly authorized by all required parties and no further consent or authorization of MSN, its managers or its members is required; and this Agreement has been duly executed and delivered by MSN.

3.4. Investment Purpose. MSN is acquiring the Acquired Shares for its own account for investment purposes only and without any view to, or for resale in connection with, any “distribution” thereof within the meaning of the Securities Act.

3.5. Disclosure of Information. MSN believes that it has received all the information it considers necessary or appropriate for deciding whether to acquire the Acquired Shares hereunder. MSN further represents that it has had an opportunity to ask questions and receive answers from the Company regarding its business and prospects. The foregoing, however, does not limit or modify the representations and warranties of the Company in Section 2 of this Agreement or the right of MSN to rely thereon.

3.6. No Registration. MSN understands that the Acquired Shares have not been registered under the Securities Act or applicable state securities laws, and will be issued in reliance on exemptions from registration under the Securities Act and applicable state securities laws.

3.7. Sophisticated Investor. MSN has such knowledge, sophistication and experience in business and financial matters that it is capable of evaluating the merits, risks and benefits of the investment in the Acquired Shares and has been granted the opportunity to ask questions of, and receive satisfactory answers from, representatives of the Company concerning the Company’s business affairs and financial condition and the terms and conditions of the investment in the Acquired Shares and has had the opportunity to obtain and has obtained any additional information which it deems necessary regarding such purchase. MSN is an “accredited investor” as that term is defined within Regulation D.

3.8. High Risk. MSN is aware that an investment in the Acquired Shares is highly speculative and subject to substantial risks because, among other things, (a) the Acquired Shares are subject to transfer restrictions and have not been registered under the Securities Act and therefore cannot be sold unless subsequently registered under the Securities Act or an exemption from such registration is available and (b) it may suffer a loss of a portion or all of its investment in the Acquired Shares. MSN has no need for liquidity in this investment, and it is able to bear the economic risk of its investment in the Acquired Shares for an indefinite period of time and can afford a complete loss of its investment in the Acquired Shares.

3.9. Restrictions on Transfer. MSN is fully informed and aware of the circumstances under which the Acquired Shares must be held and the restrictions upon the resale of the Acquired Shares under the Securities Act and any applicable state securities laws. In this connection, MSN understands that the Acquired Shares may not be resold unless they are registered under the Securities Act and any applicable state securities laws or unless an exemption from such registration is available, that the availability of an exemption may depend on factors over which the Company has no control, and that unless so registered or exempt from registration the Acquired Shares may be required to be held for an indefinite period.

3.10. Further Limitations on Disposition. Without in any way limiting the representations set forth above, MSN further agrees not to make any disposition of all or any portion of the Acquired Shares being purchased hereunder except in compliance with applicable state securities laws and unless:

3.10.1 there is then in effect a registration statement under the Securities Act covering such proposed disposition and such disposition is made in accordance with such registration statement;

3.10.2 such disposition involves: (i) a transfer not involving a change in beneficial ownership; (ii) a transfer in compliance with Rule 144, so long as the Company is furnished with satisfactory evidence of compliance with such Rule; (iii) transfers by any holder who is an individual to a trust for the benefit of such holder or his family; or (iv) transfers by gift, will or intestate succession to the spouse, lineal descendants or ancestors of any holder or spouse of a holder; or

3.10.3 MSN shall have notified the Company of the proposed disposition and shall have furnished the Company with a detailed statement of the circumstances surrounding the proposed disposition, and, if requested by the Company, MSN shall have furnished the Company with an opinion of counsel, which opinion and counsel shall be reasonably satisfactory to the Company, that such disposition will not require registration under the Securities Act and will be in compliance with applicable state securities laws.

3.11. Legends. MSN understands that the certificates (or electronic equivalent) or notice or notices of issuance related to uncertificated securities representing the Acquired Shares will contain a legend set out in Exhibit A or one substantially similar thereto, and neither the Company nor its transfer agent or registrar is required to recognize any transfer of the Acquired Shares if, in the opinion of counsel to the Company, such transfer would result in a violation of any federal or state law regarding the offer and sale of securities.

3.12. Legal Proceedings. There are no legal proceedings pending or, to MSN’s knowledge, threatened in writing, against or affecting MSN or MSN’s respective assets, at law or in equity, by or before any governmental authority, or by or on behalf of any third party, which, if adversely determined, would impair MSN’s ability to enter into this Agreement or consummate the transactions contemplated by this Agreement.

3.13. Governmental Review. MSN understands that no United States federal or state agency or any other government or governmental agency has passed upon or made any recommendation or endorsement of the Acquired Shares or an investment therein.

3.14. Cancellation of Discharged Debt. Upon execution of this Agreement, MSN acknowledges and agrees that (i) the Discharged Debt owing by the Company under the Line of Credit is satisfied in full and (ii) the Company has no further obligation or liability further with respect to the Discharged Debt under the Line of Credit. For the avoidance of doubt, except as expressly amended pursuant hereto or referenced herein, the Line of Credit shall remain unchanged and in full force and effect following any action contemplated in connection with this Agreement.

4. Registration Rights.

4.1. Demand Registration Rights. Subject to Sections 4.1.1 and 4.1.2 hereof, at any time within 60 days of the Closing Date, upon the written notice of MSN, the Company shall, within 15 days of receipt of such written notice (the “Demand Notice”), file a registration statement under the Securities Act providing for the proposed resale of such Acquired Shares (the “Requested Shares”), all to the extent requisite to permit the sale or other disposition by the prospective seller or sellers of the Requested Shares; provided that the Company shall not be obligated to file any such registration statement under any one of the following conditions:

(a)	after the Company has effected two such registrations pursuant to this Section 4.1 and each such registration has been declared or ordered effective;

(b)	if MSN may dispose of the Requested Shares pursuant to an effective registration statement on Form S-3 under the Securities Act as in effect on the date hereof or any successor form under the Securities Act (including if such registration statement is filed under Section 4.2 below); or

(c)	the Company shall not undertake, or be required to undertake, any action to qualify, register or list any securities on any exchange other than the exchange on which its securities are traded at the time.

4.1.1 In the event that updated financial statements are required to file such registration statement, the Company can, at its sole discretion, defer the filing date of the registration statement beyond the 15 days of receipt of the Demand Notice until 15 days after the Company has filed an annual or quarterly report, as the case may be, with such updated financial statements.

4.1.2 In the event that the Company enters into a private investment into public entity transaction (“PIPE”), the Company shall not file a registration statement pursuant to Section 4.1 hereof until 30 calendar days after the effective date of the securities purchase agreement related to such PIPE.

4.2. Piggyback Registration. After the Closing Date, if the Company shall determine to proceed with the preparation and filing of a new registration statement under the Securities Act in connection with a proposed offer and sale of any of its securities by it or any of its security holders (other than (i) a registration statement on Form S-4, S-8 or other limited purpose form or (ii) a registration statement to register the resale of securities sold in connection with a PIPE transaction), the Company will give written notice of its determination to MSN. If within five calendar days after its receipt of any such notice MSN shall so request in writing, the Company will, except as herein provided, cause all of the Acquired Shares covered by such request (the “Requested Piggyback Shares”) to be included in such registration statement, all to the extent requisite to permit the sale or other disposition by the prospective seller or sellers of the Requested Piggyback Shares. If any registration pursuant to this Section 4.2 shall be underwritten in whole or in part in connection with an underwritten offering by the Company of its securities, the Company may require that the Requested Piggyback Shares be included in the underwriting on the same terms and conditions as the securities otherwise being sold through the underwriters. In such event, MSN shall, if requested by the underwriters, execute an underwriting agreement containing customary representations and warranties by selling shareholders; provided, that the representations by MSN shall be limited to matters relating to its ownership or the Acquired Shares being registered and related matters. If the managing underwriter of such public offering advises the Company that the inclusion of any or all of the Requested Piggyback Shares would reduce the number of shares to be offered by the Company or interfere with the successful marketing of the securities offered by the Company, the number of shares of Requested Piggyback Shares otherwise to be included in the underwritten public offering may be reduced pro rata (by number of shares) among MSN and all other holders of piggyback registration rights with respect to the Company’s shares who have requested inclusion of their securities or excluded in their entirety if so required by the underwriter. Registration pursuant to this Section 4.2 shall not be deemed to be a demand registration as described in Section 4.1 above. The Company’s obligations under this Section 4.2 shall not apply to the Acquired Shares after the earlier of (a) five years from the date of this Agreement, (b) the date that the Acquired Shares have been sold pursuant to Rule 144 or an effective registration statement, and (c) such time as the Acquired Shares are eligible for immediate resale pursuant to Rule 144 and MSN is no longer an affiliate of the Company at that time.

5. Miscellaneous.

5.1. Governing Law; Jurisdiction. This Agreement will be governed by and interpreted in accordance with the laws of the State of Delaware without regard to the principles of conflict of laws. The parties hereto hereby submit to the exclusive jurisdiction of the United States federal and state courts located in the State of Florida with respect to any dispute arising under this Agreement, the agreements entered into in connection herewith or the transactions contemplated hereby or thereby.

5.2. Counterparts; Signatures by Electronic Transmission. This Agreement may be executed in two or more counterparts, all of which are considered one and the same agreement and will become effective when counterparts have been signed by each party and delivered to the other parties. This Agreement, once executed by a party, may be delivered to the other parties hereto by electronic (PDF) transmission of a copy of this Agreement bearing the signature of the party so delivering this Agreement.

5.3. Severability. If any provision of this Agreement is invalid or unenforceable under any applicable statute or rule of law, then such provision will be deemed modified in order to conform with such statute or rule of law. Any provision hereof that may prove invalid or unenforceable under any law will not affect the validity or enforceability of any other provision hereof.

5.4. Entire Agreement. This Agreement constitutes the entire agreement among the parties hereto with respect to the subject matter hereof and thereof. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein or therein. This Agreement supersedes all prior agreements and understandings among the parties hereto with respect to the subject matter hereof.

5.5. Consents; Waivers and Amendments. The provisions of this Agreement may only be amended, modified, supplemented or waived upon the prior written consent of the Company and MSN.

5.6. Notices. Any notices required or permitted to be given under the terms of this Agreement must be sent by certified or registered mail (return receipt requested) or delivered personally or by courier (including a recognized overnight delivery service) or by electronic transmission and will be effective five days after being placed in the mail, if mailed by regular U.S. mail, or upon receipt, if delivered personally, by courier (including a recognized overnight delivery service) or by facsimile, in each case addressed to a party. The addresses for such communications are:

If to the Company:

Address: 5972 NE 4th Avenue

Miami, FL 33137

E-mail: dk@motorsportgames.com

Attention: Dmitry Kozko, CEO

If to MSN:

Address: 5972 NE 4th Avenue

Miami, FL 33137

E-mail: mz@motorsport.com

Attention: Mike Zoi

Each party will provide written notice to the other parties of any change in its address.

5.7. Successors and Assigns. This Agreement and all of its terms, conditions and covenants are intended to be fully effective and binding, to the extent permitted by law, on the heirs, executors, administrators, successors and permitted assigns of the parties hereto.

5.8. No Third-Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

5.9. Survival. Unless otherwise set forth in this Agreement, the representations and warranties of the Company and MSN contained in or made pursuant to this Agreement will survive the execution and delivery of this Agreement and the closings under this Agreement.

5.10. Further Assurances. Each party will do and perform, or cause to be done and performed, all such further acts and things, and will execute and deliver all other agreements, certificates, instruments and documents, as another party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

5.11. Equitable Relief. Each party recognizes that, if it fails to perform or discharge any of its obligations under this Agreement, any remedy at law may prove to be inadequate relief to the other parties. Each of the parties therefore agrees that the other parties are entitled to temporary and permanent injunctive relief in any such case without the necessity of proving actual damages.

[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

MOTORSPORT GAMES INC.

By:	/s/ Dmitry Kozko
Name:	Dmitry Kozko
Title:	CEO

MOTORSPORT NETWORK, LLC

By:	/s/ Mike Zoi
Name:	Mike Zoi
Title:	Sole Manager

[Signature Page to Debt-for-Equity Exchange Agreement]

EXHIBIT A

LEGEND

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “U.S. SECURITIES ACT”) OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES. THE HOLDER HEREOF, BY PURCHASING SUCH SECURITIES, AGREES FOR THE BENEFIT OF THE COMPANY THAT SUCH SECURITIES MAY BE OFFERED, SOLD OR OTHERWISE TRANSFERRED ONLY (A) TO THE COMPANY; (B) OUTSIDE THE UNITED STATES IN ACCORDANCE WITH RULE 904 OF REGULATION S UNDER THE U.S. SECURITIES ACT; (C) IN ACCORDANCE WITH THE EXEMPTION FROM REGISTRATION UNDER THE U.S. SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER, IF AVAILABLE, AND IN COMPLIANCE WITH ANY APPLICABLE STATE SECURITIES LAWS; OR (D) IN A TRANSACTION THAT DOES NOT REQUIRE REGISTRATION UNDER THE U.S. SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS, AND, IN THE CASE OF PARAGRAPH (C) OR (D), THE SELLER FURNISHES TO THE COMPANY AN OPINION OF COUNSEL OF RECOGNIZED STANDING IN FORM AND SUBSTANCE SATISFACTORY TO THE COMPANY TO SUCH EFFECT.